EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of SavWatt USA, Inc., on Form S-8 of our report dated April 13, 2011, appearing in the Annual Report on Form 10-K amendment # 1, of SavWatt USA, Inc. for the year ended December 31, 2010.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, NY
December 12, 2011